                                                                   Exhibit 10.23
                              RESCISSION AGREEMENT


     This Agreement date as of June 3, 1998 is among NAB Asset Corporation ("NAB"), Consumer Portfolio Services, Inc. ("CPS") and the following individuals (collectively, the "Sellers"): Charles E. Bradley ("Bradley, Sr."), Charles E. Bradley, Jr. ("Bradley, Jr."), John G. Poole ("Poole") and Scott A. Junkin ("Junkin").

     WHEREAS, the Sellers (other than Junkin) and NAB are parties to a Stock Purchase Agreement dated February 24, 1998 (the "Purchase Agreement"); and

     WHEREAS, pursuant to the Purchase Agreement, on March 2, 1998 NAB purchased from the Sellers the following shares of the common stock of Stanwich Holdings, Inc. ("Holdings"):

            Seller                  No. of Shares
            ------                  -------------
          Bradley, Sr.                      4,250
          Bradley, Jr.                      4,250
          Poole                               750
                                            -----
                         Total              9,250

; and

     WHEREAS, as purchase price for such shares, NAB issued to such Sellers its promissory notes dated March 2, 1998 in the following principal amounts (collectively, the "Seller Notes"):

               Seller          Principal Amount
               ------          ----------------

             Bradley, Sr.            $1,456,103
             Bradley, Jr.            $1,456,103
             Poole                   $  256,959

; and

     WHEREAS, on March 2, 1998 NAB purchased 750 shares of Holdings common stock from Junkin for a purchase price of $750 in cash (the "Cash Payment"); and

     WHEREAS, the shares purchased from Junkin and the other Sellers, as described above, constitute all of the outstanding shares of Holdings common stock and are hereinafter referred to collectively as the "Holdings Shares"; and

     WHEREAS on March 2, 1998, NAB, CPS and the Sellers entered into an Option Termination Agreement (the "Termination Agreement") pursuant to which, on such date, (1) CPS terminated certain options it held to purchase the Holdings Shares (the

"Options") and (2) in consideration thereof, NAB issued its promissory note dated March 2, 1998 in the principal amount of $530,835 (the "CPS Note") to CPS; and

     WHEREAS, NAB, CPS and the Sellers had expected that NAB would derive certain economic and tax benefits from its acquisition and ownership of the Holdings Shares; and

     WHEREAS, NAB, CPS and the Sellers have determined since March 2, 1998 that such economic and tax benefits will not be available to NAB; and

     WHEREAS, as a result thereof, the Sellers and CPS have offered to rescind the transactions described in the foregoing "WHEREAS" clauses of this Agreement, and NAB has agreed to such rescission.

     NOW THEREFORE, in consideration of the premises, the parties hereby agree as follows:

Section 1.  Rescission of Purchase Agreement Transactions

     NAB and the Sellers (other than Junkin) hereby agree that (i) NAB's purchase of 9,250 of the Holdings Shares from such Sellers pursuant to the Purchase Agreement is hereby rescinded and (ii) the Purchase Agreement is hereby terminated.

Section 2.  Rescission of Transaction with Junkin

     NAB and Junkin hereby agree that NAB's purchase of 750 of the Holdings Shares from him for the Cash Payment is hereby rescinded.

Section 3.  Rescission of Termination Agreement Transaction.

     NAB, CPS and the Sellers hereby agree (i) the transactions effected pursuant to the Termination Agreement are hereby rescinded and (ii) the Termination Agreement is hereby terminated.

Section 4.  Actions to Effect Rescission

     (a) The Sellers (other than Junkin) have delivered the original of the Seller Notes to NAB marked "Rescinded".

     (b) Junkin has delivered to NAB his $750 check payable to NAB in repayment of the Cash Payment.

     (c) CPS has delivered the original of the CPS Note to NAB marked
"Rescinded."

     (d) NAB has delivered to the Sellers Certificate No. C-5, representing 10,000 Holdings Shares in NAB's name, together with duly executed stock powers to re-transfer such shares to the Sellers as follows:

                   Seller           No. of Shares
                   ------           -------------
                 Bradley, Sr.               4,250
                 Bradley, Jr.               4,250
                 Poole                        750
                 Junkin                       750
                                           ------
                         Total             10,000

Section 5.  Reinstatement of the Options

     CPS and the Sellers hereby agree that the Options (as such term is defined in the Termination Agreement) are hereby reinstated with the same effect as if never terminated.

Section 6.  Miscellaneous

     This Agreement (i) contains the entire understanding of the parties with respect to the subject matter hereof, (ii) shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, personal representatives and heirs, (iii) shall be governed and construed in accordance with California law, without regard to principals of conflicts of laws and (iv) may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall be considered one and the same agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written


NAB ASSET CORPORATION                          /s/ Charles E. Bradley
                                               -----------------------------
                                               Charles E. Bradley

By:   /s/ Michael W. Caton
    ---------------------------
    Michael W. Caton, President                /s/ Charles E. Bradley, Jr.
                                               -----------------------------
                                               Charles E. Bradley, Jr.

CONSUMER PORTFOLIO SERVICES, INC.
                                               /s/ John G. Poole
                                               -----------------------------
                                               John G. Poole
By: /s/ Jeffrey P. Fritz
   ----------------------------------------
    Jeffrey P. Fritz, Senior Vice President
                                               /s/ Scott A. Junkin
                                               -----------------------------
                                               Scott A. Junkin